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Exhibit 10.6

Execution Version

FOURTH AMENDMENT

TO

CREDIT AGREEMENT

AMONG

LINN ENERGY, LLC,

AS BORROWER,

THE GUARANTORS,

BNP PARIBAS,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

Dated as of December 19, 2005

FOURTH AMENDMENT TO CREDIT AGREEMENT

        THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Fourth Amendment") dated as of December 19, 2005, is among LINN ENERGY, LLC (formerly known as Linn Energy Holdings, LLC), a Delaware limited liability company (the "Borrower"); each of the lenders party to the Credit Agreement referred to below (collectively, the "Lenders"); and BNP PARIBAS, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

R E C I T A L S

        A.    The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of April 13, 2005 (as amended by that certain First Amendment to Credit Agreement and Consent, dated as of May 3, 2005, by that certain Second Amendment to Credit Agreement dated as of August 12, 2005, and by that certain Third Amendment dated as of October 27, 2005 and as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement"), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

        B.    The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

        C.    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1.    Defined Terms.    Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

        Section 2.    Amendments to Credit Agreement.

        2.1   Amendments to Section 9.01.    Subsections (a) and (b) of Section 9.01 are hereby amended and restated in their entirety as follows:

          (a)   Ratio of EBITDA to Interest Expense.    The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of EBITDA for the fiscal quarter then ending to Interest Expense for such fiscal quarter to be less than 2.5 to 1.0; provided that (i) for the period ending June 30, 2005, EBITDA and Interest Expense shall be EBITDA and Interest Expense of the Borrower for the six-month period ending on such date, (ii) for the period ending September 30, 2005, EBITDA and Interest Expense shall be EBITDA and Interest Expense of the Borrower for the nine-month period ending on such date, and (iii) for the period ending December 31, 2005, EBITDA and Interest Expense shall be EBITDA and Interest Expense of the Borrower for the twelve-month period ending on such date.

          (b)   Current Ratio.    The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding obligations under the Subordinated Credit Agreement, non-cash obligations under FAS 133 and current maturities under this Agreement) to be less than 1.0 to 1.0.

        Section 3.    Conditions Precedent.    This Fourth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the "Effective Date"):

        3.1   The Administrative Agent shall have received from the Administrative Agent, all of the Lenders and each of the Obligors, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.

        3.2   The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof.

        3.3   No Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Fourth Amendment.

        3.4   The Administrative Agent shall have received such other documents as the Administrative Agent or their special counsel may reasonably require.

        Section 4.    Miscellaneous.

        4.1   Confirmation.    The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

        4.2   Ratification and Affirmation; Representations and Warranties.    Each of the Obligors hereby expressly (i) acknowledges the terms of this Fourth Amendment, (ii) ratifies and affirms its obligations under the Guarantee Agreement and the other Security Instruments to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guarantee Agreement and the other Security Instruments to which it is a party and agrees that its guarantee under the Guarantee Agreement and the other Security Instruments to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby.

        4.3   Counterparts.    This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

        4.4   No Oral Agreement.    This Fourth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

        4.5   GOVERNING LAW.    THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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        IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	LINN ENERGY, LLC
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer

Guarantors are signing solely for purposes of Section 4.2 of this Fourth Amendment Agreement to ratify their obligations under the Guaranty and Pledge Agreement.

GUARANTORS:	LINN ENERGY HOLDINGS, LLC
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer
LINN OPERATING, INC.
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer
MID ATLANTIC WELL SERVICE, INC.
	By:	/s/ Kolja Rockov Kolja Rockov Executive Vice President & Chief Financial Officer

ADMINISTRATIVE AGENT:	BNP PARIBAS, as Administrative Agent
	By:	/s/ Douglas R. Liftman
Name: Douglas R. Liftman Managing Director
	By:	/s/ Betsy Jocher
Name: Betsy Jocher Title: Vice President
LENDERS:	BNP PARIBAS
	By:	/s/ Douglas R. Liftman
Name: Douglas R. Liftman Title: Managing Director
	By:	/s/ Betsy Jocher
Name: Betsy Jocher Title: Vice President
ROYAL BANK OF CANADA
	By:	/s/ Jason York
Name: Jason York Title: Authorized Signatory
COMERICA BANK
	By:	/s/ Huma Vadgama
Name: Huma Vadgama Title: Vice President
SOCIETE GENERALE
	By:	/s/ Graeme Bullen
Name: Graeme Bullen Title: Director

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  Exhibit 10.6
  Execution Version
FOURTH AMENDMENT TO CREDIT AGREEMENT AMONG LINN ENERGY, LLC, AS BORROWER, THE GUARANTORS, BNP PARIBAS, AS ADMINISTRATIVE AGENT, AND THE LENDERS PARTY HERETO Dated as of December 19, 2005
FOURTH AMENDMENT TO CREDIT AGREEMENT